UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 28, 2007

_____________________________________________________________________

KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	000-24946	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ	85043
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2007, the Board of Directors of Knight Transportation, Inc., an Arizona corporation (the "Company"), approved the Fifth Amendment to the Restated Bylaws of the Company (the "Fifth Amendment"). The Fifth Amendment, which was adopted effective as of March 28, 2007, allows a majority of the Nominating and Governance Committee (excluding any director who is not "independent" as defined by the New York Stock Exchange Listing Rules) to place a director on a leave of absence from his or her duties as a director upon a showing that the director is unable to perform his or her duties due to any illness, injury, incapacity, or the inability to perform his or her duties, including without limitation, temporary disability. Pursuant to the Fifth Amendment, a single leave of absence will end on the earlier of the date of recovery or twelve (12) months after the date the leave of absence was approved. While on a leave of absence, the director’s responsibilities to the Company and its shareholders are deemed to be suspended. A complete copy of the Company's current bylaws, including the language added by the Fifth Amendment appearing as Section 3.14, is attached to this report as Exhibit 3.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
	EXHIBIT NUMBER	EXHIBIT DESCRIPTION
	3	Amended and Restated Bylaws of Knight Transportation, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: March 30, 2007	By:	/s/ David A. Jackson
David A. Jackson
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
3	Amended and Restated Bylaws of Knight Transportation, Inc.